OSPREY PARTNERS
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                                   INVESTMENT BANKING  o  MANAGEMENT CONSULTING


                                  CONFIDENTIAL

                              Consulting Aqreement

The following sets forth the terms of the engagement of OSPREY PARTNERS 2517 Route 35, Suite D-201, Manasquan, NJ 08736 ("Osprey") by SCAN-GRAPHICS, INC., 700 Abbott Drive, Broomall, PA 19008 (the "Company").

1. Osprey shall provide services pursuant to shareholder and investor relations activities on the Company's behalf. Osprey will in concert with the Company's management, continue to assist in the preparation of the Company's News Releases, Annual Reports, Notice of Annual Meeting of Shareholders, Proxy Statements, and other SEC required reports; and continue to handle shareholder and financial community public relations for the Company.

In consideration of Osprey's services pursuant to shareholder and investor relations activities on the Company's behalf, Osprey shall be entitled to receive, and the Company agrees to pay Osprey the following compensation:

     Upon execution of this Agreement for services the Company shall pay Osprey a monthly retainer in the amount of $5,000, which amount shall be due and payable on the first day of each month starting January 1 1997.

2. The term of this agreement shall be one (1) year commencing on January 1, 1997, and thereafter shall continue from year-to-year unless and until either party shall give notice to the other at least 90 days prior to the end of the original or then current renewal term of its intention to terminate at the end of said term. Further this agreement may be terminated at any time upon 90 days notice by either party to the other

3. The Company agrees to reimburse Osprey, upon request from time-to-time all reasonable out-of-pocket expenses (supported by receipts) incurred by Osprey in connection with its activities on behalf of the Company.


                                  CONFIDENTIAL

Accepted and Agreed to:

OSPREY PARTNERS                             SCAN-GRAPHICS, INC.

By: /s/ Michael A. Mulshine                 By: /s/ Andrew E. Trolio
    -----------------------                     --------------------
    Michael A. Mulshine                         Andrew E. Trolio
    President                                   President

Date: 12/31/96                              Date: 12/31/96
      ---------------------                       ------------------


               2517 Route 35 o Suite D-201 o Manasquan, NJ 08736
         908-528-8585 o FAX: 908-223-9803 o E-Mail: GRXY60A@PRODIGY.COM
                            A Mulshine Group Company


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